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                                                                EXHIBIT 23(e)


                                    CONSENT

                                August 23, 1996


Board of Directors
Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee  38018

Gentlemen:

     We hereby consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated as of the date of the Prospectus/Proxy Statement included therein and to the references to our firm in the Prospectus/Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


/s/ Professional Bank Services

August 23, 1996